===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 8-K/A
                            ------------------------

                                AMENDMENT NO. 1

                                 CURRENT REPORT

                            ------------------------

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                         June 1, 1999 (March 16, 1999)
               ------------------------------------------------
               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)



                 CLARITI TELECOMMUNICATIONS INTERNATIONAL, LTD.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    DELAWARE
                    ----------------------------------------
                    (STATE OR JURISDICTION OF INCORPORATION)


                 33-90344                              23-2498715
           ------------------------                -------------------
           (COMMISSION FILE NUMBER)                  (IRS EMPLOYER
                                                   IDENTIFICATION NO.)


              1341 North Delaware Avenue, Philadelphia, PA 19125
          -----------------------------------------------------------
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)         (ZIP CODE)


                                 (215) 425-8682
                        -------------------------------
                        (REGISTRANT'S TELEPHONE NUMBER)

===============================================================================

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

In a Form 8-K filed on March 26, 1999, Clariti Telecommunications
International, Ltd. (the "Company") disclosed in Item 2 that it had acquired all of the outstanding stock of MediaTel Global Communications, Ltd. ("MediaTel"). The financial statements and pro forma financial information required to be included in such Form 8-K was not included therein and is included in this Form 8-K/A pursuant to Item 7(a)(4) of such form.

                                                                  PAGE
                                                                  ----
(a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

     Report of Independent Accountants                            F-1

     Combined Balance Sheet of MediaTel as of
      June 30, 1998                                               F-2

     Combined Statement of Operations and Comprehensive Loss
      of MediaTel for the year ended June 30, 1998                F-3

     Combined Statement of Stockholder's Deficit for
      MediaTel for the year ended June 30, 1998                   F-4

     Combined Statement of Cash Flows for MediaTel
      for the year ended June 30, 1998                            F-5

     Notes to Financial Statements                                F-6


(b) PRO FORMA FINANCIAL INFORMATION                               F-12

     Unaudited Pro Forma Combined Statement of Operations
      for the year ended June 30, 1998                            F-13

     Unaudited Pro Forma Combined Statement of Operations
      for the nine months ended March 31, 1999                    F-14

     Notes to Unaudited Pro Forma Combined Financial Statements   F-15



(c) EXHIBITS

     None

                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 CLARITI TELECOMMUNICATIONS INTERNATIONAL, LTD.
                                  (Registrant)

                                 By: s/James M. Boyd, Jr.
                                     --------------------
                                     James M. Boyd, Jr.
                                     Vice President of Finance and
                                     Chief Accounting Officer

Date: June 1, 1999



                                    3

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors of MediaTel Global Communications, Ltd.


In our opinion, the accompanying combined balance sheet and related combined Statements of operations and comprehensive loss, of stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of MediaTel Global Communications, Ltd. and its subsidiaries at June 30, 1998, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audit of these statements in accordance with generally accepted auditing standards in the United Kingdom, which are substantially the same as generally accepted auditing standards in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.




s/ PricewaterhouseCoopers
-------------------------
PricewaterhouseCoopers

May 24, 1999

London, England

              MEDIATEL GLOBAL COMMUNICATIONS, LTD. AND SUBSIDIARIES

                            COMBINED BALANCE SHEET
                                 JUNE 30, 1998
                             (Dollars in thousands)


                                                             1998
                                                           --------
                      ASSETS

       CURRENT ASSETS
         Cash and cash equivalents                         $    399
         Trade accounts receivable (net of $42 allowance)       691
         Other receivables                                      150
         Prepaid expenses                                        27
         Due from related parties                             3,190
                                                           --------
            Total current assets                              4,457


       PROPERTY AND EQUIPMENT, NET                              308
                                                           --------

          TOTAL ASSETS                                     $  4,765
                                                           ========

               LIABILITIES AND STOCKHOLDERS' DEFICIT

       CURRENT LIABILITIES
         Trade accounts payable                            $  1,601
         Accrued expenses and other current
          liabilities                                         1,727
         Deferred revenue                                       138
         Due to related parties                               3,329
                                                           --------
       TOTAL LIABILITIES                                      6,795
                                                           --------

       COMMITMENTS AND CONTINGENCIES

       STOCKHOLDERS' DEFICIT

       Common stock, 2 shares issued and outstanding              -
       Accumulated deficit                                  ( 2,030)
                                                           --------
       TOTAL STOCKHOLDERS' DEFICIT                          ( 2,030)
                                                           --------

       TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT         $  4,765
                                                           ========


The accompanying notes are an integral part of these combined financial statements.

             MEDIATEL GLOBAL COMMUNICATIONS, LTD. AND SUBSIDIARIES

            COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
                          YEAR ENDED JUNE 30, 1998
                           (Dollars in thousands)



                                                              1998
                                                            --------
           REVENUE                                          $  5,665

           COST OF REVENUE                                     6,548
                                                            --------

           GROSS LOSS                                        (   883)

           Sales and marketing                                   376
           General and administrative                            771
                                                            --------

           NET LOSS                                          ( 2,030)

           COMPREHENSIVE LOSS                               $( 2,030)
                                                            ========


           NET LOSS PER SHARE - BASIC AND DILUTED           $( 1,015)
                                                            ========



The accompanying notes are an integral part of these consolidated financial statements.

            MEDIATEL GLOBAL COMMUNICATIONS, LTD. AND SUBSIDIARIES

                  COMBINED STATEMENT OF STOCKHOLDERS' DEFICIT
                          YEAR ENDED JUNE 30, 1998
                           (Dollars in thousands)



                             COMMON STOCK
                            ---------------
                            NUMBER               ACCUMU-
                              OF                  LATED
                            SHARES   AMOUNT      DEFICIT       TOTAL
                            ------   ------     --------     ---------
BALANCES,  JULY 1, 1997          -    $  -      $      -     $      -

  Issuance of common stock       2       -             -            -
  Net loss                       -       -       ( 2,030)     ( 2,030)
                            ------    ----      --------     --------

BALANCES, JUNE 30, 1998          2    $  -      $( 2,030)    $( 2,030)
                            ======    ====      ========     ========



The accompanying notes are an integral part of these consolidated financial statements.

            MEDIATEL GLOBAL COMMUNICATIONS, LTD. AND SUBSIDIARIES

                        COMBINED STATEMENTS OF CASH FLOWS
                             YEAR ENDED JUNE 30, 1998
                              (Dollars in thousands)


                                                        1998
                                                      --------
     CASH FLOWS FROM OPERATING ACTIVITIES
      Net loss                                        $( 2,030)
      Adjustments to reconcile net loss to net
       cash provided by operating activities:
        Depreciation                                        17
      Changes in operating assets and liabilities
       which increase (decrease) cash:
        Trade accounts receivable                      (   691)
        Other receivables                              (   150)
        Prepaid expenses                               (    27)
        Trade accounts payable                           1,601
        Accrued expenses and other current
         liabilities                                     1,727
        Deferred revenue                                   138
                                                      --------
      Net cash provided by operating activities            585
                                                      --------
     CASH FLOWS FROM INVESTING ACTIVITIES
        Purchase of equipment                          (   325)
                                                       --------

     CASH FLOWS FROM FINANCING ACTIVITIES
        Amounts payable to related parties               3,329
        Amounts receivable from related parties        ( 3,190)
                                                      --------
      Net cash provided by financing activities            139
                                                      --------

     INCREASE IN CASH AND CASH EQUIVALENTS                 399

     CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD          -
                                                      --------
     CASH AND CASH EQUIVALENTS, END OF PERIOD         $    399
                                                      ========

     SUPPLEMENTAL DISCLOSURES OF CASH FLOW
      INFORMATION
       Cash paid for interest                         $     -
       Cash paid for income taxes                     $     -




The accompanying notes are an integral part of these consolidated financial statements.

            MEDIATEL GLOBAL COMMUNICATIONS, LTD. AND SUBSIDIARIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 June 30, 1998
                             (Dollars in thousands)


NOTE 1 - THE COMPANY
--------------------

MediaTel Global Communications Limited ("MediaTel" or the "Company") is incorporated in the United Kingdom and, at the date of the acquisition by Clariti Telecommunications International, Inc. ("Clariti") (See Note 8), owned 100% of the common stock of the MediaTel Group of companies listed below (collectively, the "Group"). The Group sells airtime to independent public call office ("PCO") retailers in the UK and to commercial and domestic customers through direct supply and prepaid telephone cards.

The MediaTel Group of companies was not wholly owned by the Company in the period to June 30, 1998. The accompanying combined financial statements have been prepared to present the financial position and results of operations of the group acquired by Clariti as if the group had been wholly owned throughout the period.

The Group is comprised of:

	MediaTel Global Communications Limited
	Fastlink Global Communications Limited
	Fastlink Residential Services Limited
	Fastlink Telecommunications (UK) Limited
      Unicom UK Limited


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

Basis of Presentation
---------------------
The accompanying combined financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles and include the accounts of the MediaTel Group companies. All significant intercompany accounts and transactions have been eliminated.

Accounting Estimates
--------------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents
-------------------------
Cash and cash equivalents consist of investments with original maturity dates of 90 days or less, and are generally non interest bearing.

            MEDIATEL GLOBAL COMMUNICATIONS, LTD. AND SUBSIDIARIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 June 30, 1998
                             (Dollars in thousands)



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
---------------------------------------------------

Accounts Receivable
-------------------
Accounts receivable are composed of amounts due from agents and customers for products sold or to be supplied, net of an allowance for doubtful accounts.

Property and Equipment
----------------------
Property and equipment are recorded at cost. Depreciation is generally computed using the straight-line method over the estimated useful lives of the related assets, ranging from 2 to 5 years. Expenditures for new property and equipment or replacement property and equipment are capitalized while expenditures for maintenance and repairs are charged against earnings as incurred.

Advertising Expenses
--------------------
Advertising expenses are expensed as incurred. Advertising expense was $5 for the year ended June 30, 1998.

Revenue Recognition and Deferred Revenue
----------------------------------------
The Group's revenue is generated principally through sales of airtime to independent PCO's and prepaid telephone cards.

The Group sells airtime to independently owned and operated PCO's on a prepaid metered basis. Revenues from PCO's are recognized as services are provided. Payments received in advance of services provided are treated as deferred revenue until the services are used.

The Group sold telephone cards only as agents for the carriers. Therefore, the Group's income from this operation was as commission. Accordingly this revenue is recognized on the sale of cards.

Income Taxes
------------
The Company records its provision for income taxes on the liability method. Deferred tax assets and liabilities represent the expected future tax consequences of the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The effects of changes in tax rates on deferred tax assets and liabilities are recognized in the period of such change.

            MEDIATEL GLOBAL COMMUNICATIONS, LTD. AND SUBSIDIARIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 June 30, 1998
                             (Dollars in thousands)


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
---------------------------------------------------

Earnings per Share
------------------
In February 1997, Statement of Financial Accounting Standards ("SFAS") No. 128, Earnings per Share, was issued. SFAS No. 128 simplifies the existing computational guidelines and revises the disclosure requirements. SFAS No. 128 requires presentation of "basic" earnings per share (which excludes dilution as a result of unexercised stock options and convertible subordinated debentures) and "diluted" earnings per share. Basic and diluted loss per share has been computed by dividing the net loss by the weighted average common stock outstanding during the period.

Fair Value of Financial Instruments
-----------------------------------
SFAS No. 107, Disclosures About Fair Value of Financial Instruments requires the determination of fair value for certain of the Company's assets and liabilities. The carrying value of cash and cash equivalents, marketable securities, receivables, payables, deferred revenue and short term liabilities approximates fair value due to their short maturity.

Long-Lived Assets
-----------------
The Company periodically reviews the values assigned to long-lived assets, such as property and equipment, to determine whether an impairment exists. Management believes that the long-lived assets in the accompanying balance sheets are appropriately valued.

Comprehensive Income
--------------------
In 1998, the Company adopted SFAS No. 130, Reporting Comprehensive Income. This statement establishes rules for the reporting of comprehensive income and its components. Comprehensive loss consists of net loss and foreign currency translation adjustments and is presented in the Combined Statements of operations and comprehensive loss. The adoption of SFAS No. 130 had no impact on total stockholders' equity.

Segment Disclosures
-------------------
The Company has adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 establishes standards for reporting information about operating segments and related disclosures about products and services, geographic areas and major customers.

Management regards the business operations of all the MediaTel Group companies to be one segment.

            MEDIATEL GLOBAL COMMUNICATIONS, LTD. AND SUBSIDIARIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 June 30, 1998
                             (Dollars in thousands)


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
---------------------------------------------------

Foreign Currency
----------------
Assets and liabilities of the Company are translated at current exchange rates, while revenue and expenses are translated at average rates prevailing during the year. Translation adjustments are reported as a component of stockholders' deficit. The cumulative translation adjustment in the period was not material.


NOTE 3 - PROPERTY AND EQUIPMENT, NET
------------------------------------
Property and equipment consisted of the following as of June 30, 1998:

              	                         1998
                                          ------
Computer and telecom equipment            $ 137
Office equipment                            152
Furniture and fittings                       36
                                          -----
Total cost                                  325
Accumulated depreciation               	 ( 17)
                                          -----
                                          $ 308
                                          =====

Depreciation expense was approximately $17 for the year ended June 30, 1998.


Note 4 - INCOME TAXES
---------------------
The deferred income taxes at June 30, 1998  are as follows:

                                                  1998
                                                --------
     Assets:
        Net operating loss carry-forwards         $ 277
        Other                                         -
                                                 ------
        Total deferred tax assets                   277
     Liabilities:
          Excess depreciation                    (    6)
                                                 ------
     Gross deferred tax asset                       271
     Less valuation allowance                    (  271)
                                                 ------
     Net deferred tax asset                           -
                                                 ======

            MEDIATEL GLOBAL COMMUNICATIONS, LTD. AND SUBSIDIARIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 June 30, 1998
                             (Dollars in thousands)


Note 4 - INCOME TAXES (continued)
---------------------

Under SFAS No. 109, the Company has recorded a valuation allowance against the value of deferred tax assets that are more likely than not to be unrealizable. The valuation allowance is based on management's estimates and analysis, which include the impact of tax laws which may limit the Company's ability to utilize such deferred tax assets.


NOTE 5 - RELATED PARTIES
------------------------
During the year ended June 30, 1998, the Company received funding from certain UK subsidiaries of its parent, primarily in the form of cost of revenue, in the amount $3,914. All of these transactions were on arms-length commercial terms. In addition, on the instructions of its parent company, the Company advanced funds to various subsidiaries of its parent. The net balance arising from trading and funding transactions owed to these companies at June 30, 1998 was $139 (See Note 8). No interest was charged in respect of these trading and funding balances.


NOTE 6 - EMPLOYEE BENEFIT PLANS
-------------------------------
The Group's policy is to make contributions to individual employee pension plans on a discretionary basis. There is no Group pension plan. There were no Group contributions to pension plans during 1998.

The company pays for medical insurance for certain senior employees, the cost of which is not material. The Group has no post retirement medical benefit.


NOTE 7 - COMMITMENTS
--------------------

Telecommunications Service Agreements
-------------------------------------
The Company has telecommunications service agreements with its service providers. These agreements do not contain minute volume commitments.

Service Agreements
------------------
The Company has entered into service agreements with certain executive personnel. The arrangements provide for the continuation of compensation (as defined) for up to 3 years from the date of termination.

            MEDIATEL GLOBAL COMMUNICATIONS, LTD. AND SUBSIDIARIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 June 30, 1998
                             (Dollars in thousands)


NOTE 7 - COMMITMENTS (continued)
--------------------

Leases
------
The company leases its principal place of business. The lease term is twelve years from March 16, 1998. Although the Group has the right to terminate the lease on the third and sixth year rent reviews.

The Company has no other individual significant leases.

The future minimum lease payments under the lease at June 30, 1998 are as follows: 1999--$181, 2000--$123, 2001 -- $123.

Rent expense for operating leases was approximately $71, for the period ended June 30, 1998.


NOTE 8 - SUBSEQUENT EVENTS
--------------------------
In November 1998, Chadwell Hall Holdings Limited (`CHH') acquired 51% of the parent company of MediaTel, thereby increasing its holding to 100%. CHH then transferred the MediaTel stock directly to its own holding.

On March 16, 1999, Clariti Telecommunications International, Ltd. acquired 100% of MediaTel stock from CHH. As part of this transaction all MediaTel Group indebtedness with CHH and its subsidiaries was capitalized.

                 CLARITI TELECOMMUNICATIONS INTERNATIONAL, LTD.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


In November 1998, Chadwell Hall Holdings, Ltd. ("CHH") acquired the 75% majority interest in GlobalFirst Holdings, Ltd. ("GlobalFirst") and the 51% majority interest in MediaTel Global Communications, Ltd. ("MediaTel") that had been held by other parties. CHH entered these transactions in order to facilitate the subsequent sales of GlobalFirst and MediaTel to Clariti Telecommunications International, Ltd. ("Clariti") in December 1998 and March 1999, respectively. In addition, on February 3, 1999 Clariti sold all of the outstanding capital stock of Telnet Products & Services, Ltd. ("Telnet"), a wholly owned subsidiary of GlobalFirst back to CHH.

The following unaudited pro forma combined financial statements are based on the historical financial statements of Clariti, GlobalFirst, MediaTel and Telnet. Such financial statements have been adjusted to give effect to:
     (1) the acquisition of GlobalFirst (including Telnet) by Clariti in a transaction accounted for as a reverse acquisition under the purchase method of accounting,
     (2) the acquisition of MediaTel by Clariti in a transaction accounted for under the purchase method of accounting,
     (3) the sale of Telnet, and
     (4) the November 1998 acquisition of the majority interests in GlobalFirst and MediaTel by CHH.

The pro forma adjustments are based upon preliminary allocations of the GlobalFirst and MediaTel purchase prices and upon the assumptions described in the accompanying notes. Actual allocations of such purchase prices are likely to be different from that reflected in these pro forma financial statements. References in this document to data presented on a "pro forma basis" as of any date or for any period shall have the meaning set forth above with respect to such date or period.

The unaudited pro forma combined financial statements should be read in conjunction with Clariti's financial statements appearing in its Form 10-QSB filed May 24, 1999, the financial statements of GlobalFirst appearing in a Form 8-K/A filed by Clariti on February 22, 1999, and the MediaTel financial statements appearing in this Form 8-K/A. The unaudited pro forma combined financial statements are presented for information purposes only and are not necessarily indicative of the results that would have been reported had such events occurred on the dates specified, nor is it indicative of Clariti's future results.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1998
          (Dollars and Shares in Thousands, Except Per Share Amounts)


                                     Historical   Historical    Historical
                                      Clariti     GlobalFirst    MediaTel
                                      Telecoms.    Holdings       Global
                                     Int'l Ltd.      Ltd.       Comms. Ltd.
                                     ----------   -----------   -----------
Revenue                               $     -      $ 13,558      $  5,665
Cost of revenue                             -        21,953         6,548
                                      -------      --------      --------
Gross profit (loss)                         -       ( 8,395)      (   883)

Sales and marketing                         -         1,900           376
Research and development                1,321             -             -
General and administrative              3,294         7,883           771
Amortization                                -             -             -
                                      -------      --------      --------
Net loss                               (4,615)      (18,178)      ( 2,030)

Other comprehensive loss:
  Foreign currency translation adjs.        -         (  64)            -
                                      -------      --------      --------
Comprehensive loss                    $(4,615)     $(18,242)     $( 2,030)
                                      =======      ========      ========


                                       Deduct      Pro Forma
                                     Historical   Adjustments
                                       Telnet       for the
                                      Products    Acquisitions
                                       & Svcs.      And Sale     Pro Forma
                                         Ltd.         (a)         Combined
                                     ----------   ------------   ---------
Revenue                               $(12,972)     $      -     $  6,251
Cost of revenue                        (21,541)            -        6,960
                                      --------      --------     --------
Gross profit (loss)                      8,569             -      (   709)

Sales and marketing                    ( 1,631)            -          645
Research and development                     -             -        1,321
General and administrative             ( 7,580)            -        4,368
Amortization                                 -        32,129(b)    32,129
                                      --------      --------     --------
Net loss                                17,780       (32,129)     (39,172)

Other comprehensive loss:
  Foreign currency translation adjs.       147             -           83
                                      --------      --------     --------
Comprehensive loss                    $ 17,927      $(32,129)    $(39,089)
                                      ========      ========     ========

Weighted average number of shares outstanding                     108,906

Basic and diluted loss per common share                          $(  0.36)
                                                                 ========

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                    FOR THE NINE MONTHS ENDED MARCH 31, 1999
          (Dollars and Shares in Thousands, Except Per Share Amounts)


                                     Historical   Historical    Historical
                                      Clariti     GlobalFirst    MediaTel
                                      Telecoms.    Holdings       Global
                                     Int'l Ltd.      Ltd.       Comms. Ltd.
                                     ----------   -----------   -----------
Revenue                               $     -      $ 26,794      $ 17,986
Cost of revenue                             -        39,990        19,215
                                      -------      --------      --------
Gross profit (loss)                         -       (13,196)      ( 1,229)

Sales and marketing                         -         1,265           140
Research and development                1,653             -             -
General and administrative              3,958        13,600         6,518
Amortization                                -             -             -
                                      -------      --------      --------
Net loss                               (5,611)      (28,061)      ( 7,887)

Other comprehensive loss:
  Foreign currency translation adjs.        -           132             -
                                      -------      --------      --------
Comprehensive loss                    $(5,611)     $(27,929)     $( 7,887)
                                      =======      ========      ========


                                       Deduct      Pro Forma
                                     Historical   Adjustments
                                       Telnet       for the
                                      Products    Acquisitions
                                       & Svcs.      And Sale     Pro Forma
                                         Ltd.         (a)         Combined
                                     ----------   ------------   ---------
Revenue                               $( 6,822)     $      -     $ 37,958
Cost of revenue                        ( 7,415)            -       51,790
                                      --------      --------     --------
Gross profit (loss)                        593             -      (13,832)

Sales and marketing                    (   321)            -        1,084
Research and development                     -             -        1,653
General and administrative             ( 6,711)            -       17,365
Amortization                                 -        24,097(b)    24,097
                                      --------      --------     --------
Net loss                                 7,625       (24,097)     (58,031)

Other comprehensive loss:
  Foreign currency translation adjs.         -             -          132
                                      --------      --------     --------
Comprehensive loss                    $  7,625      $(24,097)    $(57,899)
                                      ========      ========     ========

Weighted average number of shares outstanding                     112,570

Basic and diluted loss per common share                          $(  0.52)
                                                                 ========

NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
--------------------------------------------------------------
(a) The Unaudited Pro Forma Combined Statements of Operations have been prepared to reflect the following transactions:

    - the December 1998 business combination between Clariti and GlobalFirst is presented as a reverse acquisition in which GlobalFirst is considered the acquiror and Clariti is considered the acquired company. Under the terms of the transaction, Clariti acquired 100% of the capital stock of GlobalFirst in exchange for 76,571,500 shares of Clariti common stock.

    - the February 1999 sale of Telnet back to CHH in exchange for a $21 million note (the "$21 Million Note"), and

    - the March 1999 acquisition of MediaTel by Clariti in exchange for cancellation of the $21 Million Note and the issuance of a $3 million note.

    Additionally, the Unaudited Pro Forma Combined Statements of Operations reflect the November 1998 acquisition of the majority interests in Global First and MediaTel by CHH, for consideration which approximated $100 million and $12 million, respectively.

(b) Pro forma adjustment reflects amortization of intangible assets resulting from the acquisitions on a straight-line basis over a useful life of five years. Management has not yet allocated any of the excess purchase price of the acquisitions to identifiable intangible assets such as technology, in-process research and development, or goodwill, as final valuations of any potential intangible assets are not currently available. Appropriate revisions will be made when the final valuations are available. The useful life of any individual asset so identified may differ from the five-year amortization period reflected in these Pro Forma Combined Statements of Operations.